Exhibit 10.3
Vendor Agreement Addendum
Line: ULT 04, 05, 06, 07
Date: April 1, 2009
O’Reilly will receive a core credit for return of the cores and be invoiced for core value. MPA will supply their Jobber core sheet annually.
O’Reilly agrees to return all cores generated from lines ULT 04,05,06,07 and ATI to MPA.
[*] will [*] for ULT 04,05,06,07 and ATI. [*]
MPA will support labor claims paid by O’Reilly subject to validation of product failure by MPA.
MPA will begin shipping O’Reilly under these terms April 1, 2009 and the CSK and Murray accounts June 15, 2009.

/s/ Selwyn Joffe	1/6/10

Vendor Signature	Date

[*]	12/22/09

[*]	Date

[*]	12/26/09

[*]	Date

[*] =	CONFIDENTIAL TREATMENT REQUESTED. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.